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                                                                   EXHIBIT 10.57

                             FIRST AMENDMENT TO THE
                                 FOILMARK, INC.
                       NON-EMPLOYEE DIRECTORS' STOCK PLAN

    WHEREAS, Foilmark, Inc. (the "Company") has adopted the Foilmark, Inc. Non-Employee Directors' Stock Plan (the "Plan") for its non-employee directors;

    WHEREAS, the Board of Directors of the Company has reserved the right to amend the Plan pursuant to Section 7 of the Plan;

    WHEREAS, the Company desires to amend the Plan to increase the number of shares of stock which may be issued under the Plan;

    NOW THEREFORE, the Plan is hereby amended, subject to approval by the Company's shareholders, as follows:

    Section 5 of the Plan is amended by removing clause (b) and replacing it with the following:

    "(b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 150,000 shares; subject, however, to the adjustment provided in Paragraph 6 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan."

    IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 19(th) day of August, 1999.

                                          FOILMARK, INC.
                                          By: /s/ Philip Leibel
                                             -----------------------------
                                          Title: Vice President--Finance &
                                               Chief Financial Officer